September 8, 1998


VIA HAND DELIVERY
VIA FACSIMILE TRANSMISSION

Sterling G. Williams, Senior V.P.
Northeast Bank
232 Center Street
Auburn, ME  04210

     Re:  Opinion of Borrower's Counsel -
          Letter re Term Loans, Section Legal Opinions

          $200,000 Term Loan

Dear Mr. Williams:

     Pursuant to the terms and conditions provided in your letter dated August 24, 1998, and in addition to all other requirements more fully described in the loan documents between Northeast Bank (hereinafter referred to as "Lender"), whose address is 232 Center Street, Auburn, Maine 04210, and Acadia National Health Systems, Inc. (hereinafter referred to as "Borrower" or "Acadia"), I hereby inform you as follows:

     1. Acadia is a fully reporting, public corporation as defined by Section 12(g) of the Securities Exchange Act of 1934, duly organized and validly existing and in good standing under the laws of the State of Colorado.

     2. Acadia has all requisite corporate power to execute, acknowledge and deliver the Loan Documents and to perform its obligations therein.

Page 2
Mr. Sterling G. Williams
September 8, 1998
--------------------------

     3. Acadia has duly and validly authorized the execution, delivery, and performance of the Loan Documents and consummation of the transactions contemplated thereby.

     4. The Loan Documents have been duly executed, acknowledged, and delivered by Acadia and are the legal, valid and binding obligations of Acadia, each enforceable against Acadia in accordance with its terms except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     5. Acadia has taken all corporate action required in order to authorize the execution of the Loan Documents.

     6. The current officers and directors of Acadia, as set forth this 8th day of September, are as follows:

               Paul W. Chute,
               CEO and Chairman of the Board

               Jacquelyn J. Magno,
               Vice President, Secretary and Director

               John Crispin, M.D.,
               Member

               Mark T. Thatcher, Esq.,
               Member

     7. The authorized capital stock of Acadia consists of 50,000,000 shares of Common Stock, no par value, of which 3,737,987 shares are issued, and all of such issued shares have been duly and validly authorized and issued and are fully paid and non-assessable.

Page 3
Mr. Sterling G. Williams
September 8, 1998
-------------------------

     8. As of the date prescribed and set forth herein (September 8, 1998), no one (1) shareholder of Acadia owns twenty percent (20%) or more of the issued and outstanding stock.

     9. To the best of my knowledge there are no litigation proceedings, or governmental investigations or labor disputes pending or threatened against or relating to Acadia, its assets, its properties or businesses.

    10. As to such other matters incident to the issues contemplated in connection with the pledging of assets by Acadia as collateral for the loans (described more fully in the Loan Documents,) I will provide to the Lender whatever further documents and information the Lender may reasonably request.

                                   Sincerely,

                                   /s/ Mark T. Thatcher

                                   Mark T. Thatcher
                                   Atty. Reg No.025275 CO
                                             453658
DC
MTT/jet
cc:  Paul W. Chute
     Jacquelyn J. Magno
     H. Kelly Matzen, Esq.

                               CERTIFICATE

                         CORPORATE RESOLUTION OF
                         THE BOARD OF DIRECTORS

                                   OF

                   ACADIA NATIONAL HEALTH SYSTEMS, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, as amended, the following individuals represent the entire incumbent Board of Directors of Acadia National Health Systems, Inc., a Colorado corporation, on September 8, 1998, and have been elected as officers of the corporation to serve in the capacities set forth opposite their respective names until their successors shall have been duly elected and qualified:


          NAME                               TITLE

          Paul W. Chute                      Chairman,
          95 Park Street                     CEO
          Lewiston, ME 04240

          Jacquelyn J. Magno                 Vice President,
          95 Park Street                     Secretary
          Lewiston, ME 04240

          John Crispin, MD                   Member
          C/O ANHS, Inc.
          95 Park Street
          Lewiston, ME 04240

          Mark T. Thatcher, Esq.             Member
          360 Thames Street
          Newport, RI 02840

     RESOLVED, that a corporate seal bearing the words, "Acadia National Health Systems, Inc." and identified by the impression thereof in the margin of this page, be and hereby is affixed by the corporation.

DATED: September 8, 1998.


/s/ Paul W. Chute

PAUL W. CHUTE,
Chairman and CEO


/s/ Jacquelyn J. Magno

JACQUELYN J. MAGNO,
Vice President and
Secretary of the Board